Filed pursuant to Rule 424(b)(3)
Registration No. 333-67166

PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED OCTOBER 26, 2001 AND TO THE
SUPPLEMENTS THERETO DATED JULY 31, 2002 AND DECEMBER 20, 2002

5,964,194 SHARES

CHROMAVISION MEDICAL SYSTEMS, INC.

COMMON STOCK

Since the date of the Supplement to Prospectus dated December 20, 2002 to the Prospectus dated October 26, 2001, Carpe Diem Long Short Fund, LLC (“Carpe Diem”), one of the parties included in the Prospectus (as supplemented) as a Selling Stockholder, transferred its warrant to purchase 43,729 shares of our Common Stock to CD Investment Partners Ltd. (“CD Investment”), an affiliate of Carpe Diem. CD Investment owned no shares of our Common Stock prior to the offering of Common Stock contemplated by the Prospectus. The 43,729 shares of Common Stock issuable upon exercise of the transferred warrant will be offered for the account of CD Investment. These shares represent approximately .1% of the number of outstanding shares at the date of this Supplement.

BEFORE BUYING ANY SHARES YOU SHOULD READ THE DISCUSSION
OF MATERIAL RISKS OF INVESTING IN OUR COMMON STOCK IN
RISK FACTORS BEGINNING ON PAGE 5 IN THE PROSPECTUS.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Supplement is March 14, 2003